UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 23, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Bank - Regulatory Compliance,” which is incorporated herein by reference to page 75 of HEI’s Form 10-Q for the quarter ended September 30, 2007:

HEI’s subsidiary, American Savings Bank, F.S.B. (ASB), is subject to the regulatory jurisdiction of the Office of Thrift Supervision (OTS). ASB has agreed to a consent order (Order) issued by the OTS on January 23, 2008 as a result of issues relating to ASB’s compliance with certain laws and regulations, including the Bank Secrecy Act and Anti-Money Laundering (BSA/AML). ASB has also consented to the concurrent issuance of an order by the OTS for the assessment of a Civil Money Penalty of $37,730 related to non-compliance with certain flood insurance laws and regulations.

The Order does not impose restrictions on ASB’s business activities; however it requires, among other things, various actions by ASB to strengthen its BSA/AML Program and its Compliance Management Program. To date, ASB has implemented several initiatives to enhance its BSA/AML Program that address the requirements of the Order, and is also implementing initiatives to enhance its Compliance Management Program in accordance with the requirements of the Order. The Order is not expected to have a material financial impact on ASB.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Stipulation and Consent to Issuance of an Order to Cease and Desist for Affirmative Relief, Order No. WE-08-002, effective January 23, 2008

Exhibit 10.1 (a)	Consent Order to Cease and Desist for Affirmative Relief, Order No. WE-08-002, effective January 23, 2008

Exhibit 10.2	Stipulation and Consent to Issuance of an Order of Assessment of a Civil Money Penalty, Order No. WE-08-003, effective January 23, 2008

Exhibit 10.2 (a)	Consent Order of Assessment of a Civil Money Penalty, Order No. WE-08-003, effective January 23, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ Eric K. Yeaman
Eric K. Yeaman
Financial Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer of HEI)

Date: January 25, 2008

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